Exhibit 10.3

EXECUTION VERSION

OMNIBUS AMENDMENT

This OMNIBUS AMENDMENT, dated as of January 7, 2024 (this “Amendment”), is among AUDACY RECEIVABLES, LLC, a Delaware limited liability company, as seller and transferee (the “Seller”), AUDACY NEW YORK, LLC, a Delaware limited liability company (the “Transferor”), each of the entities listed on the signature pages hereto as an Originator (collectively, the “Originators”), AUDACY, INC., a Pennsylvania corporation (“Audacy”), as the performance guarantor (in such capacity, the “Performance Guarantor”), AUTOBAHN FUNDING COMPANY LLC (“Autobahn”), as an investor (in such capacity, the “Investor”), DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN (“DZ BANK”), as agent on behalf of the Investor Parties (in such capacity, together with its successors and assigns in such capacity, the “Agent”), and AUDACY OPERATIONS, INC., a Delaware corporation, in its individual capacity (“Audacy Operations”) and as initial Servicer (in such capacity, together with its successors and assigns in such capacity, the “Servicer”).

W I T N E S S E T H:

WHEREAS, the Servicer, the Seller, the Investor, and the Agent have entered into that certain Receivables Purchase Agreement, dated as of July 15, 2021 (as amended, restated, supplemented, assigned or otherwise modified from time to time, the “Receivables Purchase Agreement”);

WHEREAS, the Servicer, the Transferor, and the Originators, have entered into that certain Purchase and Sale Agreement, dated as of July 15, 2021 (as amended, restated, supplemented, assigned or otherwise modified from time to time, the “Purchase and Sale Agreement”); and

WHEREAS, the Servicer, the Seller, as transferee, and the Transferor, have entered into that certain Sale and Contribution Agreement, dated as of July 15, 2021 (as amended, restated, supplemented, assigned or otherwise modified from time to time, the “Sale and Contribution Agreement”, and together with the Purchase and Sale Agreement, the “Sale Agreements”);

WHEREAS, the parties hereto wish to modify the Receivables Purchase Agreement, the Purchase and Sale Agreement and the Sale and Contribution Agreement upon the terms hereof.

NOW, THEREFORE, in exchange for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged and confirmed), the parties hereto agree as follows:

A G R E E M E N T:

1.Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the respective meanings ascribed thereto in, or by reference in, the Receivables Purchase Agreement.

2. Amendments to the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby amended as follows:

(a) The following new defined terms are added in appropriate alphabetical order to Section 1.01 of the Receivables Purchase Agreement:

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas or such other court as shall have jurisdiction over the Specified Chapter 11 Cases.

“Interim Order” means an order of the Bankruptcy Court in substantially the form of Exhibit J, with changes to such form as are satisfactory to the Agent and the Investor Parties, as determined by the Agent and the Investor Parties in their sole discretion.

“Petition Date” means the date on which the Specified Chapter 11 Cases are initiated.

“Specified Chapter 11 Cases” means any Chapter 11 cases of Audacy and certain of its Subsidiaries (other than the Seller) initiated by Audacy and certain of its Subsidiaries on or prior to January 7, 2024 and jointly administered under the same case number in the Bankruptcy Court. For the avoidance of doubt, the Specified Chapter 11 Cases shall not include any Event of Bankruptcy with respect to the Seller.

(b) Section 9.01(e) of the Receivables Purchase Agreement is hereby amended and restated in its entirety as follows:

(e) (i) any Audacy Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, other than to the extent such debts are stayed as a result of the Specified Chapter 11 Cases, (ii) any Audacy Party shall make a general assignment for the benefit of creditors, (iii) any Audacy Party shall be subject to an Event of Bankruptcy or (iv) any Audacy Party shall take any corporate or organizational action to authorize any of the actions set forth above in this paragraph; provided, however, that no Event of Default shall occur solely as a result of the Specified Chapter 11 Cases if both (i) the Bankruptcy Court shall have entered the Interim Order within three (3) calendar days following the Petition Date (or such later date agreed to in writing by the Agent) and (ii) the amendments to the Transaction Documents contemplated by the Interim Order shall become effective in accordance with their terms within three (3) calendar days following the Petition Date (or such later date agreed to in writing by the Agent);

(c) Exhibit J attached hereto is added to the Receivables Purchase Agreement and shall constitute Exhibit J thereto.

3. Matters regarding the Specified Chapter 11 Cases. The parties hereto hereby agree as follows:

(a)

Sales and Contributions under the Purchase and Sale Agreement and Sale and Contribution Agreement. (A) Each Originator shall cease to sell its Receivables and Related Rights with respect thereto to the Transferor pursuant to the Purchase and Sale Agreement and (B) Transferor shall cease to sell or contribute its Receivables and Related Rights with respect thereto to the Seller pursuant to the Sale and Contribution Agreement, in each case, on the date of the filing or commencement of the Specified Chapter 11 Cases and shall not resume any such sales or contributions until such date, if any, on which both (i) the Bankruptcy Court shall have entered the Interim Order and (ii) the amendments to the Transaction Documents contemplated by the Interim Order shall have become effective. Except as set forth in the preceding sentence, (i) the Sale Agreements shall remain in full force and effect, including, without limitation: (x) all indemnification and other payment obligations of the Originators and the Transferor thereunder, as applicable, (y) all sales of Receivables and Related Rights thereunder by the Originators to the Transferor and by the Transferor to the Seller made prior to the filing or commencement of the Specified Chapter 11 Cases, and (z) the security interests granted by the Originators and the Transferor pursuant to Section 8.14 of each Sale Agreement. During the period in which each Originator and the Transferor cease to sell or contribute its Receivables and Related Rights with respect thereto pursuant to the Sale Agreements, as applicable, until the date on which such sales and contributions resume, as set forth in the preceding sentence, no Event of Default shall occur solely as a result of Section 9.01(o) of the Receivables Purchase Agreement.

(b)

Conditions to Investments and Releases. From the date of the filing or commencement of the Specified Chapter 11 Cases until such date, if any, on which both (i) the Bankruptcy Court shall have entered the Interim Order and (ii) the amendments to the Transaction Documents contemplated by the Interim Order shall have become effective, (A) the conditions precedent to any Investment set forth in Section 5.02 of the Receivables Purchase Agreement or the conditions precedent to any distribution of funds on any Daily Distribution Date set forth in Section 3.01(a)(iii) of the Receivables Purchase Agreement shall not be satisfied or deemed satisfied under any circumstances, (B) neither the Seller nor Servicer shall deliver any Seller Notice or otherwise request any Investment (and no Investment shall be made) and (C) no Collections or other amounts shall be released by the Agent to any Audacy Party.

For the avoidance of doubt, other than as expressly set forth herein, this Amendment shall not be construed as a waiver by any party of any Event of Default or Unmatured Event of Default, or of any rights or remedies in respect thereof, in each case, that may arise from the occurrence of any Specified Chapter 11 Case.

4. Conditions to Effectiveness. This Amendment shall be effective as of the date hereof upon the Agent’s receipt of counterparts of this Amendment duly executed by each of the parties hereto.

5. Certain Representations and Warranties. Each Audacy Party hereby represents and warrants to each of the parties hereto on the date hereof, as follows:

(a) Representations and Warranties. The representations and warranties made by such party in the Receivables Purchase Agreement and in any other Transaction Document to which it is a party are true and correct both before and immediately after giving effect to this Amendment, as though made on and as of the date hereof unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct on and as of such earlier date.

(b) Power and Authority; Due Authorization. It (i) has all necessary power and authority to (A) execute and deliver this Amendment and (B) perform its obligations under the Transaction Documents to which it is a party (as amended by this Amendment) and (ii) has duly authorized by all necessary action the execution and delivery of this Amendment and the performance of the Transaction Documents to which it is a party (as amended by this Amendment).

(c) Binding Obligations. This Amendment and each of the other Transaction Documents to which such Person is a party constitutes legal, valid and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(d) No Conflict or Violation. The consummation of the transactions contemplated by this Amendment and the fulfillment of the terms hereof by it will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Organizational Documents of such Person or any material indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument to which such Person is a party or by which it or any of its property is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument, other than the Receivables Purchase Agreement and the other Transaction Documents or (iii) conflict with or violate any Applicable Law, except to the extent that any such conflict or violation, as applicable, would not reasonably be expected to have a Material Adverse Effect.

(e) No Defaults. After giving effect to this Amendment, no Event of Default or Unmatured Event of Default shall have occurred and be continuing.

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(f) Capital Coverage Deficit. No Capital Coverage Deficit exists or would exist immediately after giving effect to this Amendment or the transactions contemplated hereby.

(g) Termination Date. The Termination Date has not occurred.

6. Reference to, and Effect on the Receivables Purchase Agreement and the Transaction Documents.

(a) The Receivables Purchase Agreement (except as specifically amended herein) shall remain in full force and effect and the Receivables Purchase Agreement and each of the other Transaction Documents are hereby ratified and confirmed in all respects by each of the parties hereto.

(b) On and after the execution and delivery of this Amendment, (i) this Amendment shall be a part of the Receivables Purchase Agreement amended hereby and (ii) each reference in the Transaction Documents to “Receivables Purchase Agreement”, “Purchase and Sale Agreement”, “Sale and Contribution Agreement”, “this Agreement”, “hereof”, “hereunder” or words of like import referring to the Receivables Purchase Agreement, and each reference in any other Transaction Document to “the Receivables Purchase Agreement”, “Purchase and Sale Agreement”, “Sale and Contribution Agreement”, “thereunder”, “thereof” or words of like import referring to the Receivables Purchase Agreement, the Purchase and Sale Agreement or the Sale and Contribution Agreement, shall mean and be a reference to the Receivables Purchase Agreement, the Sale Agreement or the Sale and Contribution Agreement (as the case maybe), as amended by this Amendment.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or the Investor, nor constitute a waiver of any provision of the Receivables Purchase Agreement or any other Transaction Document.

(d) To the extent that the consent of any party hereto, in any capacity, is required under the Transaction Documents or any other agreement entered into in connection with the Transaction Documents with respect to any of the amendments set forth herein, such party hereby grants such consent.

7. Entire Agreement. This Amendment contains the entire understanding of the parties with respect to the provisions of the Transaction Documents amended and supplemented hereby and may not be modified except in writing signed by all parties.

8. Further Assurances. Each of the Servicer and the Seller hereby agrees to do, at the Seller’s expense, all such things and execute all such documents and instruments and authorize and file all such financing statements and financing statement amendments, in each case, as the Agent, or the Investor may reasonably consider necessary or desirable to give full effect to the transactions contemplated by this Amendment and the documents, instruments and agreements executed in connection herewith.

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9. Transaction Document. This Amendment shall be a Transaction Document under (and as defined in) the Receivables Purchase Agreement.

10. Costs and Expenses. The Seller agrees to pay promptly all reasonable and documented out-of-pocket costs and expenses in connection with the preparation, negotiation, execution and delivery of this Amendment, including the reasonable Attorney Costs for the Agent and the Investor Parties with respect thereto.

11. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

12. Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile transmission, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of an original executed counterpart hereof. The words “execution,” “signed,” “signature,” and words of like import in this Amendment or any Transaction Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

13. GOVERNING LAW. THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).

14. CONSENT TO JURISDICTION. (a) EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER TRANSACTION DOCUMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. NOTHING IN THIS SECTION 12 SHALL AFFECT THE RIGHT OF THE AGENT OR ANY OTHER INVESTOR PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST THE SELLER OR THE SERVICER OR ANY OF THEIR RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS. EACH OF THE SELLER AND THE SERVICER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

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(b) EACH OF THE SELLER AND THE SERVICER CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED IN SECTION 12.02 OF THE RECEIVABLES PURCHASE AGREEMENT. NOTHING IN THIS SECTION 12 SHALL AFFECT THE RIGHT OF THE AGENT OR ANY OTHER INVESTOR PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

15. Severability. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

16. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment or be given any substantive effect.

17. Performance Guaranty. The Performance Guarantor hereby consents to this Amendment and agrees that the Transaction Documents, each as amended hereby, shall remain in full force and effect immediately after giving effect to this Amendment. Immediately after giving effect to this Amendment, all of the provisions of the Performance Guaranty shall remain in full force and effect and the Performance Guarantor hereby ratifies and affirms the Performance Guaranty and acknowledges that the Performance Guaranty has continued and shall continue in full force and effect in accordance with its terms.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

AUDACY OPERATIONS, INC., individually, and as Servicer

By:	/s/ Andrew P. Sutor, IV
Name:	Andrew P. Sutor, IV
Title:	Executive Vice President

AUDACY RECEIVABLES, LLC, as Seller

By:	/s/ Andrew P. Sutor, IV
Name:	Andrew P. Sutor, IV
Title:	Executive Vice President

AUDACY INC., as Performance Guarantor

By:	/s/ Andrew P. Sutor, IV
Name:	Andrew P. Sutor, IV
Title:	Executive Vice President

AUDACY NEW YORK, LLC, as Transferor

By:	/s/ Andrew P. Sutor, IV
Name:	Andrew P. Sutor, IV
Title:	Executive Vice President

S-1	Omnibus Amendment (DZ-Audacy)

AUDACY ARIZONA, LLC

AUDACY CALIFORNIA, LLC

AUDACY COLORADO, LLC

AUDACY CONNECTICUT, LLC

AUDACY FLORIDA, LLC

AUDACY GEORGIA, LLC

AUDACY ILLINOIS, LLC

AUDACY KANSAS, LLC

AUDACY LOUISIANA, LLC

AUDACY MARYLAND, LLC

AUDACY MASSACHUSETTS, LLC

AUDACY MICHIGAN, LLC

AUDACY MINNESOTA, LLC

AUDACY MISSOURI, LLC

AUDACY NETWORKS, LLC

AUDACY NEVADA, LLC

AUDACY NORTH CAROLINA, LLC

AUDACY OHIO, LLC

AUDACY OREGON, LLC

AUDACY PENNSYLVANIA, LLC

AUDACY RHODE ISLAND, LLC

AUDACY SOUTH CAROLINA, LLC

AUDACY TENNESSEE, LLC

AUDACY TEXAS, LLC

AUDACY VIRGINIA, LLC

AUDACY WASHINGTON DC, LLC

AUDACY WASHINGTON, LLC

AUDACY WISCONSIN, LLC

CADENCE 13, LLC

PODCORN MEDIA, LLC,

QL GAMING GROUP, LLC,

PINEAPPLE STREET MEDIA LLC,

as Originators

By:	/s/ Andrew P. Sutor, IV
Name:	Andrew P. Sutor, IV
Title:	Executive Vice President

S-2	Omnibus Amendment (DZ-Audacy)

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN, as Agent

By:	/s/ Nellie Flek
Name:	Nellie Flek
Title:	Vice President

By:	/s/ Christian Haesslein
Name:	Christian Haesslein
Title:	Head of Asset Securitization

AUTOBAHN FUNDING COMPANY LLC, as Investor

By:	/s/ Nellie Flek
Name:	Nellie Flek
Title:	Vice President

By:	/s/ Christian Haesslein
Name:	Christian Haesslein
Title:	Head of Asset Securitization

S-3	Omnibus Amendment (DZ-Audacy)

EXHIBIT J

[FORM OF INTERIM ORDER]

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

§
In re:	§	Chapter 11
§
AUDACY, INC., et al.,	§ §	Case No. 24-[ ⚫ ]
	§	(Jointly Administered)
Debtors.[1]	§
§

INTERIM ORDER (I) AUTHORIZING

CERTAIN DEBTORS TO CONTINUE

SELLING, CONTRIBUTING, AND SERVICING

RECEIVABLES AND RELATED RIGHTS PURSUANT TO THE

SECURITIZATION PROGRAM, (II) MODIFYING THE AUTOMATIC STAY,

(III) SCHEDULING A FINAL HEARING, AND (IV) GRANTING RELATED RELIEF

[Relates to the Motion at Docket No. ____]

Upon the emergency motion (the “Motion”)2 filed by the above-captioned debtors and debtors-in-possession (collectively, the “Debtors”) for entry of an interim order (this “Interim Order”) and final order:

i.

in connection with the Debtors’ existing trade receivables securitization program (the “Securitization Program”), authorizing the applicable Debtors to enter into and/or otherwise perform (or continue to perform) under all amendments, restatements, supplements, instruments and agreements entered into in connection with the Securitization Program (collectively, the “Securitization Transaction Documents”), which include, but are not limited to, the following agreements:

[1]

A complete list of each of the Debtors in these Chapter 11 Cases may be obtained on the website of the Debtors’ proposed claims and noticing agent at https://dm.epiq11.com/Audacy. The location of the Debtors’ corporate headquarters and service address for purposes of these Chapter 11 Cases is: 2400 Market Street, 4th Fl, Philadelphia, PA 19103.

[2]	Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Motion or the Securitization Transaction Documents (as defined below), as applicable.

(a)

that certain Amended and Restated Receivables Purchase Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”) by and among Audacy Receivables, LLC (“Audacy Receivables”), as seller, Audacy Operations, Inc. (“Audacy Operations”), as servicer (in such capacity, the “Servicer”), the investors party thereto (collectively in such capacity, the “Investors”), DZ BANK AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main (“DZ Bank”), as agent (in such capacity, the “Agent”), a copy of which is attached to the Motion as Exhibit A;

(b)

that certain Amended and Restated Sale and Contribution Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Sale and Contribution Agreement”) by and among the Servicer, Audacy New York, LLC (“Audacy New York”), as transferor, and Audacy Receivables, as transferee, a copy of which is attached to the Motion as Exhibit B;

(c)

that certain Amended and Restated Purchase and Sale Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase and Sale Agreement”) by and among the Servicer, the originators party thereto (such originators, together with Audacy New York, as an originator, the “Originators”),[3] as transferors, and Audacy New York, as transferee, a copy of which is attached to the Motion as Exhibit C;

(d)

that certain Amended and Restated Performance Guaranty (as amended, restated, supplemented or otherwise modified from time to time, the “Performance Guaranty”) by and between Audacy, Inc. (in such capacity, the “Performance Guarantor”) and the Agent, a copy of which is attached to the Motion as Exhibit D;

(e)

that certain Amended and Restated Fee Letter (as amended, restated, and supplemented or otherwise modified from time to time, the “Fee Letter” by and among Audacy Receivables, Audacy Operations, the Investors party thereto from time to time, and DZ Bank, as administrative agent; and

[3]

“Originators” means the following Debtors: Audacy Arizona, LLC, Audacy California, LLC, Audacy Colorado, LLC, Audacy Connecticut, LLC, Audacy Florida, LLC, Audacy Georgia, LLC, Audacy Illinois, LLC, Audacy Kansas, LLC, Audacy Louisiana, LLC, Audacy Maryland, LLC, Audacy Massachusetts, LLC, Audacy Michigan, LLC, Audacy Minnesota, LLC, Audacy Missouri, LLC, Audacy Networks, LLC, Audacy Nevada, LLC, Audacy New York, LLC, Audacy North Carolina, LLC, Audacy Ohio, LLC, Audacy Oregon, LLC, Audacy Pennsylvania, LLC, Audacy Rhode Island, LLC, Audacy South Carolina, LLC, Audacy Tennessee, LLC, Audacy Texas, LLC, Audacy Virginia, LLC, Audacy Washington DC, LLC, Audacy Washington, LLC, Audacy Wisconsin, LLC, Cadence 13, LLC, Podcorn Media, LLC, QL Gaming Group, LLC, and Pineapple Street Media LLC.

(f)	each of the other Transaction Documents (as defined in the Securitization Transaction Documents) to which the applicable Debtors are parties;

ii.	authorizing the Debtors to continue the Securitization Program, subject to the terms of this Interim Order, in the ordinary course of business, including, without limitation, authorizing:

(a)

the Originators (other than Audacy New York) to continue selling, pursuant to the Sale and Contribution Agreement and free and clear of any and all liens, claims, charges, interests or encumbrances, certain trade receivables and related rights and interests to Audacy New York, in accordance with and pursuant to the Purchase and Sale Agreement;

(b)

Audacy New York to continue selling and/or contributing, in accordance with and pursuant to the Sale and Contribution Agreement and free and clear of any and all liens, claims, charges, interests or encumbrances, certain trade receivables and related rights and interests (including those sold to Audacy New York pursuant to the Purchase and Sale Agreement) to Audacy Receivables, which is a bankruptcy-remote, non-Debtor special purpose entity wholly-owned by Audacy New York (the trade receivables and related rights and interests referenced in this paragraph (ii)(b) and in paragraph (ii)(a) above are described by the defined terms “Pool Receivables” and “Related Rights” in the Receivables Purchase Agreement and are collectively referred to herein as the “Receivables”);

(c)	Audacy Operations to continue servicing and collecting the Receivables pursuant to the Receivables Purchase Agreement; and

(d)

Audacy, Inc. to continue guaranteeing, pursuant to the Performance Guaranty, the obligations of the Originators and Audacy Operations under the Securitization Transaction Documents to which they are a party (Audacy, Inc., the Originators, and Audacy Operations are referred to herein collectively as the “Securitization Program Debtors”);

iii.

authorizing Audacy New York to cause and direct its non-Debtor subsidiary, Audacy Receivables, to perform or continue to perform under each of the Securitization Transaction Documents to which Audacy Receivables is a party;

iv.

authorizing the Securitization Program Debtors to further amend the Securitization Transaction Documents as necessary and appropriate, and to perform their obligations thereunder, subject to the terms of this Interim Order;

v.

pursuant to sections 363 and 365 of the Bankruptcy Code, authorizing the Debtors, as applicable, to assume, and approving the assumption of, the Securitization Transaction Documents to which they are a party;

vi.

pursuant to section 364(c)(1) of the Bankruptcy Code, granting Audacy Receivables, the Agent and the Investors priority in payment, with respect to the obligations of the Securitization Program Debtors under the Securitization Transaction Documents, over any and all administrative expenses of the kinds specified in sections 503(b) and 507(b) of the Bankruptcy Code, other than with respect to (a) the DIP Superpriority Claims (as defined below) (which shall be pari passu with the Superpriority Claims granted hereunder) and (b) the Carve Out[4] (which shall be senior in priority in all respects to the Superpriority Claims granted hereunder);

vii.

pursuant to section 364(c)(2) of the Bankruptcy Code, granting the Liens (as defined below) in favor of the Agent (on behalf of the Investors), to the extent any transfer of Receivables is subsequently avoided or recharacterized as an extension of credit or a pledge rather than a true sale;

viii.	pursuant to section 362 of the Bankruptcy Code, modifying the automatic stay to permit the enforcement of remedies under the Securitization Transaction Documents; and

ix.

requesting that a final hearing to consider the relief requested in the Motion on a final basis (the “Final Hearing”) be scheduled and held within twenty-eight (28) days of entry of this Interim Order and that notice procedures in respect of the Final Hearing be established by this Court to consider entry of a final order (the “Final Order”) authorizing, on a final basis, among other things, the relief granted herein;

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“Carve Out” has the meaning set forth in the interim and final orders approving the Debtors’ Emergency Motion for Entry of Interim and Final Orders (I) Authorizing the Debtors to Obtain Postpetition Financing, (II) Granting Liens and Providing Claims with Superpriority Administrative Expense Status, (III) Authorizing the Use of Cash Collateral, (IV) Modifying the Automatic Stay, and (V) Scheduling a Final Hearing (as may be amended, restated, or otherwise modified from time to time, collectively, the “DIP Orders”, and the motion, the “DIP Motion”).

all as more fully set forth in the Motion; and this Court having jurisdiction to consider the Motion and the relief requested therein pursuant to 28 U.S.C. § 1334; and this Court having found that this is a core proceeding pursuant to 28 U.S.C. § 157(b)(2) and that this Court may enter a final order consistent with Article III of the United States Constitution; and this Court having found that venue of this proceeding and the Motion in this district is proper pursuant to 28 U.S.C. §§ 1408 and 1409; and due and proper notice of the Motion and opportunity for a hearing on the Motion having been given to the parties listed therein, and it appearing that no other or further notice need be provided; and this Court having reviewed the Motion, the First Day Declaration, the Declaration of Heath C. Gray (FTI Consulting, Inc.) in Support of (A) the Debtors’ DIP Financing Motion and (B) the Debtors’ Securitization Program Motion (the “Gray Financing Declaration”), and the Declaration of Williams Evarts (PJT Partners LP) in Support of (A) the Debtors’ DIP Financing Motion and (B) the Debtors’ Securitization Program Motion (the “Evarts Financing Declaration” and together with the Gray Financing Declaration, the “Financing Declarations”); and this Court having held a hearing on January [⚫], 2024 to consider entry of this Interim Order; and this Court having found that the relief requested in the Motion is essential for the continued operation of the Debtors’ business and necessary to avoid immediate and irreparable harm to the Debtors and their estates, as contemplated by Bankruptcy Rule 6003; and this Court having found that the relief requested in the Motion is in the best interests of the Debtors and their respective estates, creditors and other parties in interest; and this Court having found that proper and adequate notice of the Motion and hearing thereon has been given under the circumstances and that no other or further notice is necessary; and this Court having found that good and sufficient cause exists for the granting of the relief requested in the Motion after having given due deliberation upon the Motion and all of the proceedings had before this Court in connection with the Motion, it is HEREBY ORDERED THAT:

1. The Final Hearing on the Motion shall be held on __________, 2024, at __:__ _.m., prevailing Central Time. Any objections or responses to entry of the Final Order shall be filed on or before 4:00 p.m., prevailing Central Time, on ___________, ____.

2. Debtors’ Stipulations.

(a) Subject to paragraph 23 hereof, the Debtors admit, stipulate and agree that the aggregate outstanding Capital (which is equivalent to the outstanding principal balance if the financing transaction evidenced by the Receivables Purchase Agreement were formulated as a secured loan, rather than a purchase) owed by Audacy Receivables under the Securitization Program as of the Petition Date was approximately $75 million plus accrued and unpaid Yield with respect thereto and any additional fees, costs, expenses (including any advisors’ fees and expenses), reimbursement obligations, indemnification obligations, contingent obligations, and other charges of whatever nature, whether or not contingent, whenever arising, due, or owing.

(b) Without limiting the rights of any statutorily appointed committee (a “Committee”) or any other party in interest, in each case, with standing and requisite authority, the Debtors permanently, immediately and irrevocably acknowledge, represent, stipulate and agree that the transfers of the Receivables by the Originators to Audacy New York pursuant to the Purchase and Sale Agreement and by Audacy New York to Audacy Receivables pursuant to the Sale and Contribution Agreement, in each case, whether occurring prior or subsequent to the Petition Date, constitute true sales or contributions (as the case may be) under applicable non-bankruptcy law, are hereby deemed true sales or contributions, were or will be for fair consideration and are not otherwise voidable or avoidable. Upon any Originator’s transfer of Receivables to Audacy New York and Audacy New York’s transfer of Receivables to Audacy Receivables, such Receivables did (with respect to transfers occurring prior to the Petition Date) and will (with respect to transfers occurring on or after the Petition Date) become the sole property of Audacy Receivables (subject to the rights and interests of the Agent and the Investors in such Receivables pursuant to the Receivables Purchase Agreement), and none of the Debtors, nor any creditors of the Debtors (other than Audacy Receivables, the Agent and the Investors), shall retain any ownership rights, claims, liens or interests in or to the Receivables or any proceeds thereof (excluding any such proceeds constituting purchase price payments made by Audacy Receivables to Audacy New York pursuant to the Sale and Contribution Agreement in respect of Receivables sold or contributed thereunder to the extent such payments are made in accordance with the terms of the Securitization Transaction Documents (such purchase price payments, “Permitted Purchase Price Payments”)) pursuant to section 541 of the Bankruptcy Code, substantive consolidation or otherwise. Neither the Receivables nor proceeds thereof (other than Permitted Purchase Price Payments) shall constitute property of the bankruptcy estate of any of the Debtors, notwithstanding any intentional or inadvertent deposit of any proceeds (other than Permitted Purchase Price Payments) of the Receivables in bank accounts owned or controlled by any of the Debtors or through or into the “Wide Orbit Portal” (as defined in the Receivables Purchase Agreement) maintained by the Debtors.

(c) As of the Petition Date, any issued and outstanding limited liability company interests and all other equity interests in Audacy Receivables are free and clear of any and all liens, claims, charges, interests or encumbrances.

3. Release of Claims. Subject to paragraph 23 hereof and entry of a Final Order, each of the Debtors and the Debtors’ estates, on its own behalf and on behalf of each of their predecessors, their successors and assigns, and its and their present and former shareholders, members, partners, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives, and to the maximum extent permitted by applicable law, hereby absolutely, unconditionally, irrevocably and fully forever waive, discharge, acquit and release, of and from any and all claims (as such term is defined in the Bankruptcy Code), counterclaims, demands, indebtedness, accounts, contracts, liabilities, responsibilities, disputes, remedies, causes of action, defenses or setoff rights, obligations, rights, assertions, allegations, actions, suits, controversies, proceedings, losses, damages, injuries, attorneys’ fees, costs, expenses or judgments of every type, whether known, unknown, foreseen, unforeseen, asserted, unasserted, suspected, unsuspected, accrued, unaccrued, fixed, contingent, liquidated, unliquidated, pending or threatened, including, without limitation, all legal and equitable theories of recovery, arising under common law, statute or regulation or by contract, of every nature and description that exist on the date hereof, in each case arising from or related to any acts or transactions occurring prior to the Petition Date against Audacy Receivables, DZ Bank, the Agent, the Investors, and with respect to each of the foregoing, their respective affiliates, agents, officers, directors, employees and attorneys (collectively, in each case solely in their capacity as such, the “Released Parties”), arising from or related to the Securitization Program, including any recharacterization, subordination, avoidance or other claim arising under or pursuant to section 105 or chapter 5 of the Bankruptcy Code or any similar provisions of applicable state or federal law; provided, however, that nothing in this Interim Order releases any party thereto from its contractual obligations under the Securitization Transaction Documents or in any way affects its property interests in the Receivables or the proceeds thereof. Notwithstanding anything herein to the contrary, the releases set forth in this paragraph shall not release any party from claims or causes of action based on or arising from such party’s fraud, gross negligence or willful misconduct, as determined by a court of competent jurisdiction.

4. Immediate Need for Continued Access to Securitization Program. Based on the record established and evidence presented at the interim hearing on the Motion, including the First Day Declaration, the Financing Declarations and the representations of the parties, this Court makes the following findings:

(a) Good cause has been shown for the entry of this Interim Order.

(b) The Debtors have an immediate need for the uninterrupted continuation of the Securitization Program in order to support the ongoing operations of their businesses, and entry into the Securitization Transaction Documents and the continued performance of the Debtors’ respective obligations under the Securitization Transaction Documents is in the best interests of the Debtors’ estates and consistent with the Debtors’ exercise of their fiduciary duties. If the Securitization Program is not amended, it will result in an immediate adverse impact on the Debtors’ liquidity.

(c) The Debtors could not continue the Securitization Program nor, given their current situation, financing arrangements and capital structure, could they obtain any alternative postpetition financing on an unsecured basis, without the Securitization Program Debtors (i) granting, pursuant to section 364(c)(1) of the Bankruptcy Code, claims having priority over any and all administrative expenses of the kinds specified in sections 503(b) and 507(b) of the Bankruptcy Code, other than superpriority claims (x) allowed pursuant to section 364(c)(1) of the Bankruptcy Code as set forth in the DIP Orders (the “DIP Superpriority Claims”) and (y) in respect of the Carve Out and (ii) securing, pursuant to section 364(c) of the Bankruptcy Code, such indebtedness and obligations with security interests in and liens upon the Receivables and equity interests in Audacy Receivables, as more fully set forth herein and in the Motion.

(d) Each Securitization Transaction Document constitutes a valid and binding obligation of each Debtor party thereto, enforceable against each such Debtor in accordance with its terms, and each applicable Debtor’s entry into each applicable Securitization Transaction Document is in the best interests of the Debtors and their estates. The terms and conditions of the Securitization Transaction Documents have been negotiated in good faith and at arm’s length, the transfers made or to be made and the obligations incurred or to be incurred thereunder shall be deemed to have been made for fair or reasonably equivalent value and in good faith (and without intent of the Debtors to “hinder, delay or defraud any creditor” as those terms are used in the Bankruptcy Code), and the transactions contemplated thereunder shall be deemed to have been made in “good faith” as that term is used in sections 363(m) and 364(e) of the Bankruptcy Code and in express reliance upon the protections offered by sections 363(m) and 364(e) of the Bankruptcy Code.

6. Authorization of Amendments and Continuation of Securitization Program.

(a) In furtherance of the foregoing and without further approval of this Court, the Debtors are expressly authorized and empowered to execute and deliver (or to have previously executed and delivered), the Securitization Transaction Documents to which they are party and all related documents and instruments to be (or to have been) executed and delivered in connection therewith, as applicable. Upon execution and delivery of the Securitization Transaction Documents, the Securitization Transaction Documents shall constitute valid, binding and unavoidable obligations of the Securitization Program Debtors, enforceable against each of them in accordance with the terms of the Securitization Transaction Documents and this Interim Order. No obligation, payment, transfer or grant of security under the Securitization Transaction Documents or this Interim Order shall be stayed, restrained, voidable or recoverable under the Bankruptcy Code or any applicable law (including, without limitation, under sections 502(d), 548 or 549 of the Bankruptcy Code), or subject to any defense, reduction, setoff, recoupment, claim or counterclaim.

(b) Pursuant to the Securitization Transaction Documents, an Event of Default and the resulting Termination Date (each as defined in the Receivables Purchase Agreement) will not occur as a consequence of the filing of these Chapter 11 Cases, the taking of corporate or similar action by any of the Debtors to so authorize such filing, the failure of any Debtor to pay any debts that are otherwise stayed as a result of these Chapter 11 Cases or the written admission by any Debtor of its inability to pay its debts.

(c) The Originators are expressly authorized to transfer, and shall be deemed to have transferred, pursuant to the Purchase and Sale Agreement and free and clear of all liens, claims, encumbrances and other interests of themselves or their respective creditors pursuant to sections 363(b)(1) and (f) of the Bankruptcy Code, the Receivables to Audacy New York, without recourse (except to the extent provided in the Purchase and Sale Agreement and the other Securitization Transaction Documents).

(d) Audacy New York is expressly authorized to transfer, and shall be deemed to have transferred, pursuant to the Sale and Contribution Agreement and free and clear of all liens, claims, encumbrances and other interests of themselves or their respective creditors pursuant to sections 363(b)(1) and (f) of the Bankruptcy Code, the Receivables to Audacy Receivables, without recourse (except to the extent provided in the Sale and Contribution Agreement and the other Securitization Transaction Documents)

(e) The Debtors, as applicable, are expressly authorized to:

(i) continue to perform (and to cause and direct Audacy New York’s wholly-owned non-Debtor subsidiary, Audacy Receivables, to continue to perform), their respective obligations under the Securitization Transaction Documents; and

(ii) pursuant to section 363(b)(1) of the Bankruptcy Code, make, execute and deliver (and cause and direct Audacy New York’s wholly-owned non-Debtor subsidiary, Audacy Receivables, to continue to make, execute and deliver) all instruments and documents and perform all other acts that may be reasonably required or appropriate in connection with the Securitization Transaction Documents and the transactions contemplated thereby; it being expressly contemplated that, pursuant to the terms of the Securitization Transaction Documents and this Interim Order, with respect to the Securitization Program Debtors, each shall be expressly authorized and empowered to make, execute and deliver all instruments and documents and perform all other acts that may be reasonably required or appropriate in connection with the Securitization Transaction Documents and the transactions contemplated thereby. Moreover, transfers of Receivables under the Securitization Transaction Documents are deemed to be made in good faith, and Audacy Receivables and the Agent as its assignee under the Receivables Purchase Agreement shall be entitled to the full benefits of section 363(m) of the Bankruptcy Code in connection with any transfers made pursuant to the provisions of the Securitization Transaction Documents. All obligations of the Securitization Program Debtors owing to the Agent, the Investors, Audacy Receivables and any other Secured Party (as defined in the Receivables Purchase Agreement), as applicable, under and as provided for in the Securitization Transaction Documents are collectively hereinafter referred to as the “Securitization Program Obligations.”

(f) Upon the execution and delivery thereof, each Securitization Transaction Document shall constitute legal, valid and binding obligations of each Securitization Program Debtor party thereto and is enforceable in accordance with its terms (other than, except as provided herein, in respect of the stay of enforcement arising from section 362 of the Bankruptcy Code). Liens and security interests granted in favor of, or assigned to, Audacy Receivables, the Agent and the Investors (in each case solely in their capacity as such) and against the Servicer, Audacy New York or any Originator pursuant to, and in connection with, the Securitization Transaction Documents, are valid, binding, perfected and enforceable liens and security interests in the personal property described in the applicable Securitization Transaction Document and are not subject to avoidance, recharacterization or subordination pursuant to the Bankruptcy Code or applicable non-bankruptcy law, except as provided herein.

(g) Any payments on account of the Receivables or other “Support Assets” (as defined in the Receivables Purchase Agreement) coming into the possession or control of any Debtor shall be held in trust for the benefit of the Agent, the Investors and the other Secured Parties.

(h) The limited liability company interests in Audacy Receivables are property of Audacy New York and subject to the automatic stay.

7. Assumption of Securitization Transaction Documents. The Debtors, as applicable, hereby assume the Securitization Transaction Documents to which they are a party and ratify and affirm their respective obligations thereunder (including the continued sale and contribution of Receivables to Audacy Receivables under the Purchase and Sale Agreement and the Sale and Contribution Agreement) pursuant to sections 363 and 365 of the Bankruptcy Code.

8. Superpriority Claims. In accordance with section 364(c)(1) of the Bankruptcy Code, the Securitization Program Obligations shall constitute allowed senior administrative claims against the Securitization Program Debtors (without the need to file any proof of claim) (the “Superpriority Claims”), on a joint and several basis, with priority (except as otherwise provided herein) over any and all administrative expenses, adequate protection claims, diminution claims and all other claims against the Securitization Program Debtors, now existing or hereafter arising, of any kind whatsoever, including, without limitation, all administrative expenses of the kind specified in sections 503(b) and 507(b) of the Bankruptcy Code, and over any and all administrative expenses or other claims arising under any other provisions of the Bankruptcy Code, including, but not limited to, sections 105, 326, 328, 330, 331, 503(b), 506(c) (subject to entry of the Final Order), 507(a), 507(b), 546, 726, 1113 or 1114 of the Bankruptcy Code, whether or not such expenses or claims may become secured by a judgment lien or other non-consensual lien, levy or attachment; provided, however, that the Superpriority Claims shall be subject only to the Carve Out (which shall be senior in priority in all respects to the Superpriority Claims granted hereunder), shall be pari passu solely with the DIP Superpriority Claims, and shall be senior to the 507(b) Claims (as defined in the DIP Orders)]. For purposes of section 1129(a)(9)(A) of the Bankruptcy Code, the Superpriority Claims shall be considered administrative expenses allowed under section 503(b) of the Bankruptcy Code and shall be payable from, and have recourse to, all prepetition and postpetition property of the Securitization Program Debtors and all proceeds thereof in accordance with the terms of this Interim Order. Other than as expressly provided herein, including with respect to the Carve Out and the DIP Superpriority Claims, no cost or expense for the administration of these Chapter 11 Cases that has been or may be asserted against a Securitization Program Debtor under sections 105, 364(c)(1), 503(b), 506(c) or 507(b) of the Bankruptcy Code or otherwise, including those resulting from the conversion of any of these Chapter 11 Cases pursuant to section 1112 of the Bankruptcy Code, shall be senior to, or pari passu with, the Superpriority Claims of the Agent, the Investors or Audacy Receivables. The Agent shall be permitted to enforce on a derivative basis any Superpriority Claims belonging to Audacy Receivables in respect of the Securitization Program Obligations. The Superpriority Claims shall be entitled to the full protection of section 364(e) of the Bankruptcy Code in the event that this Interim Order or any provision hereof is vacated, reversed or modified, on appeal or otherwise.

9. Security Interests and Liens.

(a) If any transfer of Receivables by an Originator to Audacy New York or by Audacy New York to Audacy Receivables, in either case, on or after the Petition Date is subsequently avoided or recharacterized as an extension of credit or a pledge rather than a true sale (or true contribution) to secure an Originator’s or Audacy New York’s postpetition obligations to Audacy New York, Audacy Receivables, the Agent, the Investors and/or the other Secured Parties under the Securitization Transaction Documents, then the Agent (for the benefit of the Investors) is hereby granted effective as of entry of this Interim Order, pursuant to section 364(c)(2) of the Bankruptcy Code, a valid, binding, continuing, enforceable, unavoidable and fully perfected first-priority continuing security interests in and liens upon all of such Originator’s or Audacy New York’s (as the case may be) rights in the Receivables originated and purported to be sold or contributed in connection with the Securitization Program on or after the Petition Date, whether existing on the Petition Date or thereafter arising or acquired (the “Receivables Liens”).

(b) To the extent of the Receivables sold or contributed by the Securitization Program Debtors to Audacy Receivables on or after the Petition Date, the Agent (for the benefit of the Investors) is hereby granted (effective and perfected upon the date of this Interim Order and without the necessity of the execution by the Debtors of mortgages, security agreements, pledge agreements, financing statements or other agreements), pursuant to section 364(c)(2) of the Bankruptcy Code, valid, binding, continuing, enforceable, unavoidable and fully perfected continuing first-priority security interests in all of Audacy New York’s now existing and hereafter acquired or arising, right, title and interest in, to and under all limited liability company interests and all other equity interests in Audacy Receivables and all proceeds and products thereof (the “Pledge Liens,” and collectively with the Receivables Liens, the “Liens”).

(c) The Liens shall (i) not be subject or junior to any lien or security interest that is avoided and preserved for the benefit of the Securitization Program Debtors’ estates under section 551 of the Bankruptcy Code, (ii) not be subordinated to or made pari passu with any other lien or security interest, whether under section 364(d) of the Bankruptcy Code or otherwise, and (iii) be subject and subordinate to the Carve Out. The Liens shall not be subject to sections 510, 549, 550 or 551 of the Bankruptcy Code and, upon entry of the Final Order, the Debtors shall not invoke section 506(c) of the Bankruptcy Code or the “equities of the case” exception of section 552(b).

(d) The Liens granted to the Agent pursuant hereto shall not be subject to challenge and shall attach and become valid, perfected, enforceable, non-avoidable and effective by operation of law as of the Petition Date without any further action by any Debtor, Audacy Receivables, the Agent, the Investors or any other Secured Party, and without the necessity of execution by any Debtor, or the filing or recordation, of any financing statements, security agreements or other documents. No lien senior to or pari passu with the Liens may be permitted under section 364(d)(1) of the Bankruptcy Code against the Receivables. The foregoing provision shall continue the enforceability, perfection and priority of the Liens, notwithstanding any name change, change of location or other action by any of the Debtors that would require the filing of amendments to financing statements. The Liens shall be entitled to the full protection of section 364(e) of the Bankruptcy Code in the event that this Interim Order or any provision hereof is vacated, reversed or modified, on appeal or otherwise.

10. Carve Out. Notwithstanding any provision of this Interim Order or the Securitization Transaction Documents to the contrary, the Superpriority Claims and the Liens shall be subject and subordinate to the Carve Out in all respects.

11. Preservation of Rights Granted Under This Interim Order. Other than the Carve Out and the DIP Superpriority Claims, no claim having a priority superior to or pari passu with those granted by this Interim Order shall be granted or allowed while any of the Securitization Transaction Documents remain outstanding. This Interim Order and the Securitization Transaction Documents shall survive and shall not be modified, impaired or discharged by the entry of an order converting any of these Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code, dismissing any of these Chapter 11 Cases or terminating the joint administration of these Chapter 11 Cases or by any other act or omission. The Liens, the Superpriority Claims and all other rights and remedies granted by the provisions of this Interim Order and the Securitization Transaction Documents shall continue in full force and effect and shall maintain their priorities as provided in this Interim Order until the Securitization Transaction Documents expire by their terms or have been otherwise terminated, including by agreement of the parties in connection with a chapter 11 plan confirmed by this Court.

12. Corporate Separateness. The performance by the Securitization Program Debtors of their respective obligations under the Securitization Transaction Documents, the consummation of the transactions contemplated by the Securitization Transaction Documents and the conduct by the Debtors of their respective businesses, whether occurring prior or subsequent to the Petition Date, do not, and shall not, provide a basis for: (a) a substantive consolidation of the assets and liabilities of any or all of any Securitization Program Debtor or any other Debtor with the assets and liabilities of Audacy Receivables or (b) a finding that the separate corporate identities of Audacy Receivables, any Securitization Program Debtor or any other Debtor may be ignored. Notwithstanding any other provision of this Interim Order, the Agent and the Investors have agreed to enter into the applicable Securitization Transaction Documents in express reliance on Audacy Receivables being a separate and distinct legal entity, with assets and liabilities separate and distinct from those of any of the Debtors.

13. Payment of Fees, Costs and Expenses. Pursuant to the Securitization Transaction Documents and as described in the Motion, Audacy Receivables has agreed to pay, and the Securitization Program Debtors are hereby authorized and directed (without the necessity of any further application being made to, or order obtained from, this Court) to cause (or to have previously caused) Audacy Receivables, as an affiliate of Debtors, to pay the reasonable and documented fees in consideration of, among other things, the efforts of, and services performed by, the Agent and the Investors and the costs and expenses of the Agent and the Investors, in each case as provided for in the Securitization Transaction Documents, which fees shall be reported as part of the DIP Budget (as defined in the DIP Orders); provided that the DIP Budget shall not limit or operate as a cap on such fees.

14. Account Control Agreements. (a) That certain Deposit Account Control Agreement, dated as of July 15, 2021, by and among KeyBank National Association, Audacy Receivables, Audacy Operations and the Agent, and (b) that certain Securities Account Control Agreement, dated as of July 15, 2021, by and among U.S. Bank Trust Company National Association, Audacy Receivables and the Agent, are hereby approved in all respects, and each of the applicable Debtors is authorized, but not directed, to perform or continue to perform (or cause its non-Debtor subsidiary, Audacy Receivables, to perform or continue to perform) its obligations thereunder.

15. Parties in Interest; Successors. The Securitization Transaction Documents and the provisions of this Interim Order, in each case as applicable, shall be binding upon all parties in interest in these Chapter 11 Cases, including, without limitation, the Debtors, Audacy Receivables, the Agent, the Investors and the respective successors and assigns of each of the foregoing (including any chapter 7 or chapter 11 trustee hereinafter appointed or elected for the estate of the Debtors, an examiner appointed pursuant to section 1104 of the Bankruptcy Code or any other fiduciary appointed as a legal representative of the Debtors or with respect to the property of the estate of any of the Debtors) and shall inure to the benefit of, without limitation, the Debtors, Audacy Receivables, the Agent and the Investors.

16. No Control; No Fiduciary Duties. Audacy Receivables, the Agent and the Investors shall not (a) be deemed to be in control of the operations of the Debtors or (b) owe any fiduciary duty to the Debtors or their respective creditors, shareholders or estates.

17. Reversal, Modification, Stay or Vacatur. If any or all of the provisions of this Interim Order are hereafter reversed, modified, vacated or stayed, such reversal, stay, modification or vacatur shall not affect (a) the validity of any transfer of the Receivables made pursuant to the provisions of the Securitization Transaction Documents prior to written notice to the Agent and Audacy Receivables of the effective date of such reversal, stay, modification or vacatur, (b) the validity of any obligation or liability incurred by the Securitization Program Debtors prior to written notice to the Agent and Audacy Receivables of the effective date of such reversal, stay, modification or vacatur, or (c) the validity and enforceability of any priority authorized or created hereby or pursuant to the Securitization Transaction Documents. Notwithstanding any such reversal, stay, modification or vacatur, any indebtedness, obligations or liabilities incurred or payment made by any Securitization Program Debtor, prior to written notice to the Agent and

Audacy Receivables of the effective date of such reversal, stay, modification or vacatur, shall be governed in all respects by the original provisions of this Interim Order, and the Agent, the Investors and Audacy Receivables shall be entitled to all the rights, remedies, privileges and benefits granted herein, and pursuant to the Securitization Transaction Documents with respect to all such indebtedness, obligations or liabilities (including, without limitation, with respect to the manner in which the proceeds of the Receivables (other than Permitted Purchase Price Payments) are applied) and to the full benefits of sections 363(m) and 364(e) of the Bankruptcy Code in connection therewith.

18. Continuing Effect of Order. Any dismissal, conversion or substantive consolidation of these Chapter 11 Cases shall not affect the rights of the Agent and the Investors under this Interim Order, and all of their rights and remedies hereunder shall remain in full force and effect as if these Chapter 11 Cases had not been dismissed, converted or substantively consolidated. Any order dismissing any of these Chapter 11 Cases under section 1112 of the Bankruptcy Code shall provide or be deemed to provide (in accordance with sections 105 and 349 of the Bankruptcy Code) that (a) the claims, liens and security interests granted to the Agent and the Investors pursuant to this Interim Order shall continue in full force and effect and shall maintain their priorities as provided in this Interim Order until all Securitization Program Obligations and all other obligations under the Securitization Transaction Documents shall have been indefeasibly paid in full in cash (other than contingent indemnification obligations as to which no claim has been asserted) and all purchase and funding commitments of the Investors under the Securitization Transaction Documents have terminated; (b) such claims, liens and security interests shall, notwithstanding such dismissal, remain binding on all persons; and (c) this Court shall retain jurisdiction, notwithstanding such dismissal, for the purposes of enforcing the claims, liens and security interests referred to in clauses (a) and (b) above.

19. Not Property of the Estate; No Surcharge. Upon a sale or contribution of any and all Receivables to Audacy Receivables, any and all such Receivables sold and/or contributed, whenever created, are and shall be the property of Audacy Receivables and not property of the Debtors’ estates. Accordingly, subject to and effective upon entry of the Final Order, no expenses for the administration of these Chapter 11 Cases or any future proceeding or case that may result from these Chapter 11 Cases, including liquidation in bankruptcy or other proceedings under the Bankruptcy Code, shall be charged against the Receivables or the proceeds thereof (other than Permitted Purchase Price Payments) pursuant to section 506(c) of the Bankruptcy Code or otherwise, without the prior written consent of the Agent (email to suffice), and no such consent shall be implied from any other action, inaction or acquiescence by the Agent.

20. Rights and Remedies Against the Debtors. The automatic stay provisions of section 362 of the Bankruptcy Code are hereby modified to the extent necessary to permit the Agent to exercise any rights and remedies to the extent provided for in the Securitization Transaction Documents, including to: (a) demand payment or performance of any Guaranteed Obligations (as defined in the Performance Guaranty); and (b) take any other actions or exercise any other rights or remedies permitted under this Interim Order, the Securitization Transaction Documents or applicable law against the Debtors; provided, however, that prior to any such exercise of rights or remedies in clause (b), the Agent shall first file a motion with the Court seeking emergency relief to exercise such rights or remedies on at least five (5) business days’ written notice seeking an emergency hearing, at which the Court may consider whether, in fact, an Event of Default or other event or occurrence giving rise to the foregoing rights and remedies under the Securitization Transaction Documents has occurred and is continuing or any other issues, and the Court may fashion any appropriate remedy. The Agent shall be entitled, derivatively, to assert any and all of the rights of Audacy Receivables arising as a result of the Securitization Transaction Documents, including, without limitation, those rights conveyed under section 363(m) of the Bankruptcy Code.

21. Disclaimer of Liability. Nothing in this Interim Order, the Securitization Transaction Documents or any other documents related to these transactions shall in any way be construed or interpreted to impose or allow the imposition upon the Agent or any Investor of any liability for any claims arising from the prepetition or postpetition activities of the Debtors in the operation of their businesses or in connection with their restructuring efforts.

22. Order Governs. In the event of any inconsistency between the provisions of this Interim Order and the Securitization Transaction Documents, the provisions of this Interim Order shall govern.

23. Binding Effect of Stipulations and Releases.

(a) Generally. The Debtors’ stipulations contained in paragraph 2 (the “Stipulations”) and all other admissions, agreements, and releases contained in this Interim Order, including the releases set forth in paragraph 3 (the “Releases”), are and shall be irrevocably binding on the Debtors and any and all of the Debtors’ successors in interest and assigns in all circumstances and for all purposes upon entry of this Interim Order. The Debtors’ Stipulations and all other admissions, agreements, and releases contained in this Interim Order, including the Releases, shall also be binding on all creditors and other parties in interest and all of their respective successors and assigns, including, without limitation, any statutory or non-statutory committees appointed or formed in the Chapter 11 Cases, including the official committee of unsecured creditors in the Chapter 11 Cases (the “Committee”) (if appointed), and any other person or entity acting or seeking to act on behalf of the Debtors’ estates in all circumstances and for all purposes, unless, and solely to the extent (i) the Committee or a party in interest with the requisite standing (in each case, to the extent requisite standing is obtained pursuant to an order of this Court entered prior to the Challenge Deadline (as defined below) and subject in all respects to any agreement or applicable law that may limit or affect such entity’s right or ability to commence such proceeding) has timely commenced an appropriate proceeding or contested matter as required under the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Local Rules, including, without limitation, as required pursuant to Part VII of the Bankruptcy Rules (in each case subject to the limitations set forth in this Interim Order, including this paragraph 23) by the Challenge Deadline challenging any of the Debtors’ Stipulations, the Releases (each such proceeding or contested matter, a “Challenge”) and (ii) there is entered a final non-appealable order in favor of the plaintiff in any such timely and properly filed Challenge sustaining such Challenge; provided that any pleadings filed in connection with any Challenge shall set forth with specificity the basis for such Challenge (and any Challenges not so specified prior to the Challenge Deadline shall be deemed forever waived, released, and barred). The Court may fashion any appropriate remedy following a successful Challenge.

(b) If no such Challenge is timely and properly filed by a party in interest with the requisite standing and authority as contemplated herein prior to the Challenge Deadline or the Court does not rule in favor of the plaintiff in any such proceeding, then the Debtors’ Stipulations and the Releases, shall nonetheless remain binding and preclusive (as provided in paragraph 23(a) hereof) on the Committee (if appointed) and on any other person or entity and the Debtors except to the extent that such Debtors’ Stipulations, admissions, agreements, and releases contained in this Interim Order, including the Releases set forth in paragraph 3, were expressly and successfully challenged by such Challenge as set forth in a final, non-appealable order of a court of competent jurisdiction.

(c) If any such Challenge is timely and properly filed prior to the Challenge Deadline by any statutory or non-statutory committee appointed or formed in the Chapter 11 Cases or any other person or entity, in each case, with requisite standing and authority, (i) any claim or action that is not brought shall forever be barred, and (ii) the Debtors’ Stipulations, and the Releases, shall nonetheless remain binding and preclusive on each other statutory or non-statutory committee appointed or formed in the Chapter 11 Cases and on any other person or entity, except to the extent that such stipulations, admissions, agreements, and releases were expressly and successfully challenged in such Challenge as set forth in a final, non-appealable order of a court of competent jurisdiction.

(d) The “Challenge Deadline” shall mean (i) as to the Committee, sixty (60) days from the date of the formation of the Committee (if appointed) and (ii) as to any other party in interest, sixty (60) days following the entry of this Interim Order. The Challenge Deadline may be extended (x) in writing prior to the expiration of the Challenge Deadline (which writing may be in the form of email by counsel) from time to time in the sole discretion of the Agent, as applicable, or (y) by this Court for good cause shown pursuant to an application filed and served by a party in interest prior to the expiration of the Challenge Deadline. If the Chapter 11 Cases are converted to chapter 7 or a chapter 7 or chapter 11 trustee is appointed or elected prior to the expiration of the Challenge Deadline, any such estate representative or trustee shall receive the full benefit of any remaining time before expiration of the Challenge Deadline, which shall be extended for a period of sixty (60) calendar days.

(e) Nothing in this Interim Order vests or confers on any Person (as defined in the Bankruptcy Code), including the Committee (if appointed) or any statutory or non-statutory committees appointed or formed in these Chapter 11 Cases, standing or authority to pursue any claim or cause of action belonging to the Debtors or their estates, including, without limitation, Challenges with respect to the Debtors’ Stipulations, admissions, agreements, and other releases contained in this Interim Order, including the Releases set forth in paragraph 3, and all rights to object or to oppose such standing or any Challenge in any manner are expressly reserved.

(f) For the avoidance of doubt, notwithstanding anything to the contrary in this Interim Order, upon the entry of this Interim Order, (i) the Challenge Deadline shall automatically be deemed to have lapsed as to the Debtors’ Stipulations and the Releases, (ii) such stipulations, admissions, agreements, and other releases shall be binding upon the Debtors, and (iii) any Challenges by the Debtors, including with respect to the Releases, shall be deemed forever waived, released, and barred.

(g) Any successor to the Debtors (including, without limitation, any chapter 7 or chapter 11 trustee appointed or elected for any of the Debtors or any other estate representative appointed in the Chapter 11 Cases or any successor cases) shall be bound by the terms of this Interim Order and the Final Order to the same extent as the Debtors, including with respect to the Releases.

24. Effect of This Interim Order. This Interim Order shall constitute findings of fact and conclusions of law and shall take effect and be fully enforceable nunc pro tunc to the Petition Date immediately upon entry hereof. Notwithstanding Bankruptcy Rules 4001(a)(3), 6004(h), 6006(d), 7062 or 9014, any Bankruptcy Local Rule or Rule 62(a) of the Federal Rules of Civil Procedure, this Interim Order shall be immediately effective and enforceable upon its entry, and there shall be no stay of execution or effectiveness of this Interim Order.

25. Amendments. Except as otherwise provided herein, no waiver, modification or amendment of any of the provisions of the Securitization Transaction Documents shall be effective unless set forth in writing, signed by, or on behalf of, the Securitization Program Debtors and the Agent (in each case, to the extent a party thereto), after five (5) business days’ notice to (i) the U.S. Trustee, (ii) counsel to any Committee, (iii) counsel to the DIP Agent, (iv) Gibson, Dunn & Crutcher LLP as counsel to the DIP Lenders, and (v) counsel to each of the Prepetition Second Lien Parties (as defined in the DIP Orders); provided that any of the U.S. Trustee, any Committee, the DIP Agent, any DIP Lender or any of the Prepetition Secured Parties (as defined in the DIP Orders) reserves the right to file a motion with the Court to contest any waiver, modification or amendment within that five (5) business days’ notice period on an emergency basis, and such waiver, modification or amendment will not become effective until a resolution of the motion; provided, further, that, any such waiver, modification or amendment that (a) does not modify the material terms of the Securitization Transaction Documents in a manner adverse to the Debtors or their estates or the DIP Lenders in any material respect and/or (b) is necessary to conform the terms of the Securitization Transaction Documents to this Interim Order shall not be subject to the notice requirements set forth in this paragraph and shall be effective upon execution by the parties thereto.

26. Proofs of Claim. The Agent and the Investors shall not be required to file proofs of claim in these Chapter 11 Cases for any claims related to the Securitization Program or this Interim Order, including without limitation, following conversion to a case under chapter 7 of the Bankruptcy Code or in any successor case.

27. Headings. Section headings used herein are for convenience only and are not to affect the construction of or to be taken into consideration in interpreting this Interim Order.

28. The contents of the Motion satisfy the requirements of Bankruptcy Rule 6003(b).

29. Notice of the Motion as provided therein shall be deemed good and sufficient notice of such Motion and the requirements of Bankruptcy Rule 6004(a) and the Bankruptcy Local Rules are satisfied by such notice.

30. Notwithstanding any Bankruptcy Rule to the contrary, this Interim Order shall take effect immediately upon its entry.

31. The Debtors are authorized to take all reasonable actions necessary to effectuate the relief granted in this Order in accordance with the Motion.

32. This Court retains exclusive jurisdiction with respect to all matters arising from or related to the implementation, interpretation and enforcement of this Interim Order.

Signed: ____________________, 2024

Houston, Texas

UNITED STATES BANKRUPTCY JUDGE

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